Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HomeAway, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-0970381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

HomeAway, Inc. 2011 Equity Incentive Plan

(Full title of the plan)

Brian H. Sharples

HomeAway, Inc.

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(512) 684-1100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share, reserved for issuance under the 2011 Equity Incentive Plan	3,780,613(2)	31.24(3)	$118,106,350.12	$13,723.96

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the HomeAway, Inc. 2011 Equity Incentive Plan (“2011 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Reflects additional shares reserved for issuance under the 2011 Plan which became issuable under the 2011 Plan pursuant to its terms.
(3)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee on the basis of $31.24, which represents the average of the high and low price per share of the Registrant’s common stock on February 23, 2015 as reported on the NASDAQ Global Select Market.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

HomeAway, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(1)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014, filed with the Commission on February 25, 2015 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)	The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35215) filed with the Commission on June 16, 2011, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our amended and restated certificate of incorporation, as currently in effect, provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws, as currently in effect, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we enter into indemnification agreements with our directors, officers and some employees containing provisions that may be in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1)

4.2*	Amended and Restated Bylaws of the Registrant (which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1)

4.3*	2011 Equity Incentive Plan and form of agreement thereunder (which are incorporated herein by reference to Exhibits 10.14 and 10.15 to the Registrant’s Registration Statement on Form S-1)

4.4**	2011 Equity Incentive Plan French Sub-Plan (which is incorporated herein by reference to Exhibits 10. 16 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

4.5**	UK Schedule to the 2011 Equity Incentive Plan (which is incorporated herein by reference to Exhibits 10.17 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

4.6**	Form of Stock Option Award Agreement approved for use in France under the 2011 Equity Incentive Plan (which is incorporated herein by reference to Exhibits 10. 19 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

4.7**	Form of Option Certificate approved for use under Part A of the UK Schedule of the 2011 Equity Incentive Plan (which is incorporated herein by reference to Exhibits 10. 20 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

4.8***	Form of Restricted Stock Unit Award Agreement approved for use under the 2011 Equity Incentive Plan (Exhibit 10.17) (which is incorporated herein by reference to Exhibits 10. 17 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2011 filed by the Company on March 29, 2012.)

4.9**	Form of Restricted Stock Unit Award Agreement approved for use in France under the 2011 Equity Incentive Plan (which is incorporated herein by reference to Exhibits 10. 22 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-172783), as declared effective on June 28, 2011.
**	Incorporated by reference to exhibits filed with the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.
***	Incorporated by reference to exhibits filed with the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2011 filed by the Company on March 29, 2012.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 26th day of February, 2015.

HOMEAWAY, INC.

By:	/s/ Brian H. Sharples
Brian H. Sharples
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian H. Sharples, Lynn Atchison and Melissa Frugé and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian H. Sharples	Director, and Chief Executive Officer (principal executive officer)	February 26, 2015
Brian H. Sharples

/s/ Lynn Atchison	Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	February 26, 2015
Lynn Atchison

/s/ Charles C. Baker	Director	February 26, 2015
Charles C. Baker

/s/ Simon Breakwell	Director	February 26, 2015
Simon Breakwell

/s/ Jeffrey D. Brody	Director	February 26, 2015
Jeffrey D. Brody

/s/ Kevin Krone	Director	February 26, 2015
Kevin Krone

/s/ Simon Lehmann	Director	February 26, 2015
Simon Lehmann

/s/ Christopher P. Marshall	Director	February 26, 2015
Christopher P. Marshall

/s/ Tina Sharkey	Director	February 26, 2015
Tina Sharkey

/s/ Carl Shepherd	Director, Co-Founder and Chief Strategy and Development Officer	February 26, 2015
Carl Shepherd

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1)

4.2*	Amended and Restated Bylaws of the Registrant (which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1)

4.3*	2011 Equity Incentive Plan and form of agreement thereunder (which are incorporated herein by reference to Exhibits 10.14 and 10.15 to the Registrant’s Registration Statement on Form S-1)

4.4**	2011 Equity Incentive Plan French Sub-Plan (which is incorporated herein by reference to Exhibits 10. 16 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

4.5**	UK Schedule to the 2011 Equity Incentive Plan (which is incorporated herein by reference to Exhibits 10.17 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

4.6**	Form of Stock Option Award Agreement approved for use in France under the 2011 Equity Incentive Plan (which is incorporated herein by reference to Exhibits 10. 19 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

4.7**	Form of Option Certificate approved for use under Part A of the UK Schedule of the 2011 Equity Incentive Plan (which is incorporated herein by reference to Exhibits 10. 20 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

4.8***	Form of Restricted Stock Unit Award Agreement approved for use under the 2011 Equity Incentive Plan (Exhibit 10.17) (which is incorporated herein by reference to Exhibits 10. 17 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2011 filed by the Company on March 29, 2012.)

4.9**	Form of Restricted Stock Unit Award Agreement approved for use in France under the 2011 Equity Incentive Plan (which is incorporated herein by reference to Exhibits 10. 22 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-172783), as declared effective on June 28, 2011.
**	Incorporated by reference to exhibits filed with the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2013 filed by the Company on February 26, 2014.
***	Incorporated by reference to exhibits filed with the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2011 filed by the Company on March 29, 2012.